Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. desire to authorize Anthony C. Weagley, Joseph Gangemi and Rona Korman to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Registration Statement on Form S-4 described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony C. Weagley, Joseph Gangemi and Rona Korman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Registration Statement on Form S-4 registering all of the shares of common stock of Center Bancorp, Inc. (the “Company”) issuable upon the merger of ConnectOne Bancorp, Inc. into the Company pursuant to the Agreement and Plan of Merger, dated as of January 20, 2014, by and between the Company and ConnectOne Bancorp, Inc., including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of February 27, 2014.

Signatures	Title

/s/ Alexander Bol	Director
Alexander Bol

/s/ Frederick Fish	Director
Frederick Fish

/s/ Howard Kent	Director
Howard Kent

/s/ Nicholas Minoia	Director
Nicholas Minoia

Director
Harold Schechter

/s/ Lawrence B. Seidman	Director
Lawrence B. Seidman

/s/ William Thompson	Director
William Thompson

/s/ Raymond Vanaria	Director
Raymond Vanaria

/s/ Anthony C. Weagley	Director, President and Chief Executive Officer
Anthony C. Weagley	(Principal Executive Officer)

/s/ Francis R. Patryn	Principal Financial Officer and Principal
Francis R. Patryn	Accounting Officer
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